EXHIBIT 10.31.4

                               EXCHANGE AGREEMENT

                  THIS EXCHANGE AGREEMENT (this "Agreement") made as of this 27th day of March, 2003, by and between WOODWARD LLC, an entity organized and existing under the laws of the Cayman Islands ("WOODWARD") and EUROTECH, LTD., a District of Columbia corporation ("EUROTECH" or the "COMPANY"), and

                  When used in this Agreement, the following terms shall have the specified definitions, unless the context otherwise requires:

                  "SERIES G STOCK" shall mean the Series G Preferred Stock of Homecom Communications, Inc. ("HOMECOM"), $.0001 par value.

                  "COMMON STOCK" shall mean the Common Stock of Eurotech, $ ..00025 par value.

                                 R E C I T A L S

                  A. Woodward is the owner and holder of the right to have issued to it 10,000,000 shares of Common Stock, free and clear of all liens and encumbrances (the "Exchanged Stock").

                  C. Eurotech wishes to acquire the Exchanged Stock from Woodward for the purpose of retiring such shares, in exchange for 1,069 shares of the Series G Stock, and Woodward and Eurotech desire to effect such exchange (such transaction, the "EXCHANGE"), in each case on the terms set forth herein.

                  NOW, THEREFORE, for and in consideration of the premises and the mutual agreement contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. EXCHANGE. In consideration of the mutual benefits to be gained by the parties hereto pursuant to the Exchange, at the Closing (as defined below), Woodward agrees to exchange with Eurotech, and Eurotech agrees to exchange with Woodward, respectively, the Exchanged Stock for the Series G Stock.

                  2. CLOSING DATE. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 7 and Section 8 below, the date of the closing of the Exchange pursuant to this Agreement (the "CLOSING DATE") shall be on April 15, 2003 or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall occur on the Closing Date at the offices of Krieger & Prager, 39 Broadway, Suite 1440, New York, New York or at such other location as may be agreed to by the parties.

                  3. MUTUAL DELIVERIES. Upon the delivery by Woodward of the release and surrender of its rights to receive the Exchange Stock, Eurotech shall deliver to Woodward the Series G Stock, registered in the name of Woodward or its designee, bearing substantially the following legend:

                  THE SECURITIES REPRESENTED HEREBY (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                  4. REPRESENTATIONS AND WARRANTIES OF EUROTECH. EUROTECH represents and warrants to Woodward that:

                  (a) The Company has the corporate power and authority to enter into this

Agreement, and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitute a valid and binding obligations of the Company enforceable against it in accordance with its terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to the application of equitable principles in any proceeding (legal or equitable).

                  (b) There is no pending, or to the knowledge of the Company, threatened, judicial, administrative or arbitral action, claim, suit, proceeding or investigation which might affect the validity or enforceability of this Agreement or which involves the Company and which if adversely determined, could reasonably be expected to have a material adverse effect on the Company.

                  (c) Except for filings required by any applicable securities laws, no consent or approval of, or exemption by, or filing with, any party or governmental or public body or authority is required in connection with the execution, delivery and performance of the Company under this Agreement or the taking of any action contemplated hereunder.

                  (d) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, will not (i) conflict with or result in a violation of any provision of its certificate of incorporation, bylaws or other organizational documents, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration, modification or cancellation of, any contract, agreement, note, bond, indenture or other instrument to which the Company is a party or under which the Company, its assets or its capital stock is or may be effected, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations) applicable to the Company or by which any property of the Company, including, without limitation, the Series G Stock, will be bound or affected. Except as specifically contemplated by this Agreement and as required under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and any applicable federal and state securities laws, Eurotech is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof. Except for filings that may be required under applicable federal and state securities laws, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

                  (e) Eurotech is the owner of good and marketable title to the shares of Series G Stock held by it , free and clear of all liens, pledges, encumbrances or other stop transfer orders (except as may be required by the applicable securities laws).

                  (f) Annexed hereto as Exhibit A is a true and complete copy of the Certificate of Designations of the Series G Stock as filed with the Secretary of State of the State of Delaware on or prior to the Closing Date.

                  5. REPRESENTATIONS AND WARRANTIES OF WOODWARD. Woodward hereby represents and warrants to the Company that:

                  (a) Woodward has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery by Woodward of this Agreement, and the consummation by Woodward of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Woodward. This Agreement has been duly executed and delivered by Woodward and constitute valid and binding obligations of Woodward, enforceable against it in accordance with their respective terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to the application of equitable principles in any proceeding (legal or equitable).

                  (b) There is no pending, or to the knowledge of Woodward, threatened, judicial, administrative or arbitral action, claim, suit, proceeding or investigation which might affect the validity or enforceability of this Agreement or which involves Woodward, and which if adversely determined, could reasonably be expected to have a material adverse effect on Woodward.

                  (c) No consent or approval of, or exemption by, or filing with, any party or governmental or public body or authority is required in connection with the execution, delivery and performance by Woodward under this Agreement or the taking of any action contemplated hereunder.

                  (d) The execution, delivery and performance of this Agreement by Woodward and the consummation by Woodward of the transactions contemplated hereby, will not (i) conflict with or result in a violation of any provision of its certificate of incorporation, bylaws or other organizational documents, or
(ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration, modification or cancellation of, any contract, agreement, note, bond, indenture or other instrument to which Woodward is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self- regulatory organizations) applicable to Woodward or by which any property of Woodward are bound or affected. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable federal and state securities laws, Woodward is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof. Except for filings that may be required under applicable federal and state securities laws in connection with the exchange of the Exchanged Stock, all consents, authorizations, orders, filings and registrations which Woodward is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

                  (e) Woodward is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Woodward has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Series G Stock. Woodward acknowledges that an investment in the Series G Stock is speculative and involves a high degree of risk.

                  (f) Woodward has received all documents, records, books and other information pertaining to Woodward's acquisition of the Series G Stock pursuant to the Exchange that have been requested by Woodward.

                  (g) Eurotech has made available to Woodward, through electronic filings on EDGAR, each registration statement, report, proxy statement or information statement prepared by Homecom since December 31, 2001, including its Annual Report on Form 10-KSB for the years ended December 31, 2001 and its Quarterly Reports on Form 10-QSB for the quarters ended since March 29, 2002, in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission ("SEC") subsequent to the Agreement Date, its "REPORTS").

                  (h) Woodward understands that (i) the sale or resale of the shares of Series G Stock has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Series G Stock may not be transferred unless (a) the Series G Stock are sold pursuant to an effective registration statement under the Securities Act, (b) the Series G Stock are sold or transferred pursuant to an exemption from such registration,
(c) the Series G Stock are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) ("RULE 144")) who agrees to sell or otherwise transfer the Series G Stock only in accordance with this section and who is an "accredited investor" (as defined under the Securities Act"), or (d) the shares of Series G Stock are sold pursuant to Rule 144, if such rule is available; (ii) any sale of such shares of Series G Stock made in reliance on Rule 144 may be made only in accordance with the terms of said rule and further, if said rule is not applicable, any resale of such shares of Series G Stock under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to comply with the terms and conditions of any exemption under the Securities Act. As used in this paragraph (g), Series G Stock includes the shares of Common Stock issuable upon conversion of the Series G Stock.

                  (i) Woodward is the owner of good and marketable title to the Exchanged Stock, free and clear of all liens, pledges, and encumbrances.

                  6. Nothing contained herein shall in any way otherwise limit Woodward's right to sell or transfer the common stock of HomeCom to be delivered to Woodward upon conversion of the Series G Stock.

                  7. CONDITIONS TO EUROTECH'S OBLIGATIONS. The obligations of the Company hereunder to exchange and deliver the certificate(s) representing the Homecom Series G Stock to Woodward at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for Eurotech's sole benefit and may be waived by Eurotech at any time in its sole discretion:

                  (a) Woodward shall have executed this Agreement and delivered same to Eurotech.

                  (b) Woodward shall have delivered the a release of its rights to receive the Exchanged Stock in accordance with Section 3 above.

                  (c) The representations and warranties of Woodward shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and Woodward shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Woodward at or prior to the Closing Date.

                  (d) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

                  8. CONDITIONS TO WOODWARD'S OBLIGATIONS. The obligations of Woodward hereunder to exchange and deliver the certificate(s) representing the Exchanged Stock to Eurotech at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for Woodward's sole benefit and may be waived by Woodward at any time in its sole discretion.

                  (a) Eurotech shall have executed this Agreement and delivered the same to Woodward.

                  (b) Eurotech shall have delivered to Woodward duly executed certificate(s) representing the Series G Stock in accordance with Section 3 above.

                  (c) The representations and warranties of Eurotech shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and Eurotech shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Eurotech at or prior to the Closing Date.

                  (d) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

                  9.       GOVERNING LAW; MISCELLANEOUS

                  (a) Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE
OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITH SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK, NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT ANY PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. THE PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON

SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTIES HEREBY WAIVE A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

                  (b) Jury Trial Waiver. The parties hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with the Transaction Documents.

                  (c) Counterparts. This Agreement may be executed in one or more counterparts and by facsimile transmission, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  (d) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  (e) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                  (f) Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the

Purchaser make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchaser.

                  (g) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier, overnight delivery service or by confirmed facsimile transmission, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier, overnight delivery service or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

                  If to the Company:
                  Eurotech, Ltd.
                  10306 Eaton Place, Suite 220
                  Fairfax, VA 22030
                  Attention: Don Hahnfeldt, President
                  Fax: 703-352-5994

                  with a copy (which shall not constitute notice) to:

                  Ellenoff, Grossman Schole & Cyruli, LLP
                  370 Lexington Avenue
                  New York, NY 10017
                  Attention: Barry I. Grossman
                  Telecopier No.: 212-370-7889

                  If to Woodward:

                  Woodward LLC
                  P.O. Box 866, George Town
                  Anderson Square Building
                  Grand Cayman, Cayman Islands

                  Attention: Director
                  Facsimile No.: (345) 949-8492

                  with a copy (which shall not constitute notice) to:

                  Krieger & Prager, LLP
                  39 Broadway
                  New York, New York 10006
                  Telephone No.: (212) 363-2900
                  Telecopier No.: (212) 363-2999

                  Each party shall provide notice to the other parties of any change in address.

                  (h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

                  (i) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  (j) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  (k) Termination by Mutual Consent. This Agreement may be terminated and the Exchange may be abandoned at any time prior to the Closing Date by mutual written consent of Eurotech and the Company, through action of their respective Boards of Directors.

                  11. Fees. Each party hereto agrees to assume their respective legal fees and other expenses incurred by them in connection with the negotiation, preparation, execution and implementation of this Agreement.

                  12. Publicity. The initial press release with respect to the Exchange shall be a joint, mutually agreed press release. Thereafter, Eurotech and the Company shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Exchange and prior to making any filings with any third party and/or any governmental entity (including any securities exchange) with respect thereto, except as may be required by Law or by obligations pursuant to any listing agreement with or rules of any securities exchange.

                  13. Further Assurances. Each party shall do and perform or cause to be done and perform, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                           EUROTECH LTD.

                                           By: /s/ Don V. Hahnfeldt
                                               ---------------------------------
                                               Name: DonV. Hahnfeldt
                                               Title: President

                                           WOODWARD LLC

                                           By: /s/ David Sims
                                               ---------------------------------
                                               Name: David Sims, for Navigator
                                               Management, Ltd.
                                               Title: Director

                                    EXHIBIT A

                     FORM OF CERTIFICATE OF DESIGNATIONS OF
                            SERIES G PREFERRED STOCK

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                                  AND RIGHTS OF
                      SERIES G CONVERTIBLE PREFERRED STOCK
                                       OF
                          HOMECOM COMMUNICATIONS, INC.

         HomeCom Communications, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation of the Company, and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company at a meeting duly held, adopted resolutions
(i) authorizing a series of the Company's authorized preferred stock, $.01 par value per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of 1,069 shares of Series G Convertible Preferred Stock of the Company, as follows:

              RESOLVED, that the Company is authorized to issue 1,069 shares of Series G Convertible Preferred Stock (the "Series G Preferred Shares"), $.01 par value per share, which shall have the following powers, designations, preferences and other special rights:

         (1) DIVIDENDS. The Series G Preferred Shares shall not bear any dividends except as provided herein.

         (2) HOLDER'S CONVERSION OF SERIES G PREFERRED SHARES. A holder of Series G Preferred Shares shall have the right, at such holder's option, to convert the Series G Preferred Shares into shares of the Company's common stock, $.0001 par value per share (the "Common Stock"), on the following terms and conditions:

                  (a) CONVERSION RIGHT. Subject to the provisions of Section 3(a) below, at any time or times upon the earlier to occur of (i) a date on or after 120 days after the Issuance Date (as defined herein) or (ii) the date that the U.S. Securities & Exchange Commission declares the Company's Registration Statement with respect to the Series G Preferred Shares (the "Effective Date"), any holder of Series G Preferred Shares shall be entitled to convert any Series G Preferred Shares into fully paid and nonassessable shares (rounded to the nearest whole share in accordance with Section 2(h) below) of Common Stock, at the Conversion Rate (as defined below); PROVIDED, HOWEVER, that in no event other than upon a Mandatory Conversion pursuant to Section 2(f) hereof, shall any holder be entitled to convert Series G Preferred Shares in excess of that number of Series G Preferred Shares which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 9.9% of the outstanding shares of the Common Stock following such conversion. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series G Preferred Shares with respect to which the determination of such proviso is being made, but shall exclude the number of shares of Common Stock which would be issuable upon conversion of the remaining, nonconverted Series G Preferred Shares beneficially owned by the holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.

                  (b) CONVERSION RATE. The number of shares of Common Stock issuable upon conversion of each of the Series G Preferred Shares pursuant to Section (2)(a) shall be determined according to the following formula (the "Conversion Rate");

                                LIQUIDATION VALUE
               ---------------------------------------------------
                                CONVERSION PRICE

For purposes of this Certificate of Designations, the following terms shall have the following meanings:

         (i) "CONVERSION PRICE" means, as of any Conversion Date (as defined below), the, the amount obtained by multiplying the Conversion Percentage by the Average Market Price for the Common Stock for the five (5) Trading Days immediately preceding such date;

         (ii) "CONVERSION PERCENTAGE" means 82.5%;

         (iii) "AVERAGE MARKET PRICE" means, with respect to any security for any period, that price which shall be computed as the arithmetic average of the Closing Bid Prices (as defined below) for such security for each trading day in such period;

          (iv) "CLOSING BID PRICE" means, for any security as of any date, the last closing bid price on the Nasdaq SmallCap Market(TM) (the "Nasdaq-SM") as reported by Bloomberg Financial Markets ("Bloomberg"), or, if the Nasdaq-SM is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg (the "Trading Market"), or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined in good faith by the Board of Directors of the Company (all as appropriately adjusted for any stock dividend, stock split or other similar transaction during such period);

         (v) "TRADING DAY" means any day on which the Company's Common Stock is traded on the Principal Trading Market.

                  (c) ADJUSTMENT TO CONVERSION PRICE - DILUTION AND OTHER EVENTS. In order to retain the rights granted under this Certificate of Designations, the Conversion Price will be subject to adjustment from time to time as provided in this Section 2(c).

                  (i) ADJUSTMENT OF FIXED CONVERSION PRICE UPON SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Fixed Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Fixed Conversion Price in effect immediately prior to such combination will be proportionately increased.

                  (ii) REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER, OR SALE. Any recapitalization reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person (as defined below) o other similar transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as in "Organic Change." Prior to the consummation of any Organic Change, th Company will make appropriate provisio to insure that each of the holders of the Series G Preferred Shares will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series G Preferred Shares, such shares of stock securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series G

                           Preferred Shares had such Organic Change not taken place. In any such case, the Company will make appropriate provision (in form and substance satisfactory to the holders of a majority of the Series G Preferred Shares then outstanding) with respect to such holders' rights and interests to insur that the provisions of this Section 2(b) will thereafter be applicable to the Series G Preferred Shares. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument (in form and substance satisfactory to the holders of a majority of the Series G Preferre Shares then outstanding), the obligation to deliver to each holder o Series G Preferred Shares such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. Fo purposes of this Agreement, "PERSON" shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                  (iii) SPIN OFF. If, at any time prior to a Conversion Date, the Company consummates a spin off or otherwise divests itself of a part of its business or operations or disposes of all or of a part of its assets in a transaction (the "Spin Off") in which the Company does not receive just compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the holder's Series G Preferred Shares outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company been converted as of the close of business on the trading day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the conversion of all or any of the outstanding Series G Preferred Shares, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (a) the numerator is the principal amount of the outstanding Series G Preferred Shares then being converted, and (b) the denominator is the principal amount of all the outstanding Series G Preferred Shares.

                  (iv)     NOTICES.

                           (A) Immediately upon any adjustment of the Conversion Rate, the Company will give written notice thereof to each holder of Series G Preferred Shares, setting forth in reasonable detail and certifying the calculation of such adjustment.

                           (B) The Company will give written notice to each holder of Series G Preferred Shares at least twenty (20) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                           (C) The Company will also give written notice to each holder of Series G Preferred Shares at least twenty (20) days prior to the date on which any Organic Change (as defined below), dissolution or liquidation will take place.

         (d) MECHANICS OF CONVERSION. Subject to the Company's ability to fully satisfy its obligations under a Conversion Notice (as defined below) as provided for in Section 5 below:

         (i) HOLDER'S DELIVERY REQUIREMENTS. To convert Series G Preferred Shares into full shares of Common Stock on any date (the "Conversion Date"), the holder thereof shall (A) deliver or transmit by facsimile, for receipt on or prior to 11:59 p.m., Eastern Standard Time, on such date, a copy of a fully executed notice of conversion in the form attached hereto as
                  Exhibit I (the "Conversion Notice") to the Company or its designated transfer agent (the "Transfer Agent"), and (B) surrender to a common carrier for delivery to the Company or the Transfer Agent as soon as practicable following such date, the original certificates representing the Series G Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the e case of their loss, theft or destruction) (the "Preferred Stock Certificates") and the originally executed Conversion Notice.

         (ii) COMPANY'S RESPONSE. Upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder. Upon receipt by the Company or the Transfer Agent of the Preferred Stock Certificates to be converted pursuant to a Conversion Notice, together with the originally executed Conversion Notice, the Company or the Transfer Agent (as applicable) shall, within five (5) business days following the date of receipt, (A) issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled or (B) credit the aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account at The Depository Trust Company.

         (iii) RECORD HOLDER. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of Series G Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

         (e) NASDAQ LISTING. So long as the Common Stock is listed for trading on NASDAQ or an exchange or quotation system with a rule substantially similar to NASDAQ Rule 4460(i) then, notwithstanding anything to the contrary contained herein if, at any time, the aggregate number of shares of Common Stock then issued upon conversion of the Series G Preferred Shares (including any shares of capital stock or rights to acquire shares of capital stock issued by the Corporation which are aggregated or integrated with the Common Stock issued or issuable upon conversion of the Series G Preferred Shares for purposes of such rule) equals 19.99% of the "Outstanding Common Amount" (as hereinafter defined), the Series G Preferred Shares shall, from that time forward, cease to be convertible into Common Stock in accordance with the terms hereof, unless the Corporation (i) has obtained approval of the issuance of the Common Stock upon conversion of the Series G Preferred Shares by a majority of the total votes cast on such proposal, in person or by proxy, by the holders of the then-outstanding Common Stock (not including any shares of Common Stock held by present or former holders of Series G Preferred Shares that were issued upon conversion of Series G Preferred Shares (the "Stockholder Approval"), or (ii) shall have otherwise obtained permission to allow such issuances from NASDAQ in accordance with NASDAQ Rule 4460(i). If the Corporation's Common Stock is not then listed on NASDAQ or an exchange or quotation system that has a rule substantially similar to Rule 4460(i) then the limitations set forth herein shall be inapplicable and of no force and effect. For purposes of this paragraph, "Outstanding Common Amount" means (i) the number of shares of the Common Stock outstanding on the date of issuance of the Series G Preferred Shares pursuant to the Purchase Agreement plus (ii) any additional shares of Common Stock issued thereafter in respect of such shares pursuant to a stock dividend, stock split or similar event. The maximum number of shares of Common Stock issuable as a result of the 19.99% limitation set forth herein is hereinafter referred to as the "Maximum Share Amount." With respect to each holder of Series G Preferred Stock, the Maximum Share Amount shall refer to such holder's pro rata share thereof. In the event that Corporation obtains Stockholder Approval or the approval of NASDAQ, or by reason of the inapplicability of the rules of NASDAQ or otherwise, the Corporation concludes that it is able to increase the number of shares to be issued above the Maximum Share Amount (such increased number being the "New Maximum Share Amount"), the references to Maximum Share Amount, above, shall be deemed to be, instead, references to the greater New Maximum Share Amount. In the event that Stockholder Approval is obtained and there are insufficient reserved or authorized shares, or a registration statement covering the additional shares of Common Stock which constitute the New Maximum Share Amount is not effective prior to the Maximum Share Amount being issued (if such registration statement is necessary to allow for the public resale of such securities), the Maximum Share Amount shall remain unchanged; provided, however, that the holders of Series G Preferred Shares may grant an extension to obtain a sufficient reserved or authorized amount of shares or of the effective date of such registration statement. In the event that (a) the aggregate number of shares of Common Stock actually issued upon conversion of the outstanding Series G Preferred Shares represents at least twenty percent (20%) of the Maximum Share Amount and (b) the sum of (x) the aggregate number of shares of Common Stock issued upon conversion of Series G Preferred Shares plus (y) the aggregate number of shares of Common Stock that remain issuable upon conversion of Series G Preferred Shares and based on the Conversion Price then in effect), represents at least one hundred percent (100%) of the Maximum Share Amount, the Corporation will use its best reasonable efforts to seek and obtain Stockholder Approval (or obtain such other relief as will allow conversions hereunder in excess of the Maximum Share Amount) as soon as practicable following the Triggering Event and before the Mandatory Redemption Date.

         (f) FRACTIONAL SHARES. The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of the Series G Preferred Shares by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. lf, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share.

         (g) TAXES. The Company shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of Common Stock upon the conversion of the Series G Preferred Shares.

         (3) REISSUANCE OF CERTIFICATES. In the event of a conversion or redemption pursuant to this Certificate of Designations of less than all of the Series G Preferred Shares represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the holder of such Series G Preferred Shares a Preferred Stock Certificate representing the remaining Series G Preferred Shares which have not been so converted or redeemed.

         (4) RESERVATION OF SHARES. During the Conversion Period, the Company shall, so long as any of the Series G Preferred Shares are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series G Preferred Shares, such number of shares of Common Stock as shall from time to time be sufficient to affect the conversion of all of the Series G Preferred Shares then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 100% of the number of shares of Common Stock for which the Series G Preferred Shares are at any time convertible.

         (5) VOTING RIGHTS. Holders of Series G Preferred Shares shall have no voting rights, except as required by law, including but not limited to the General Corporation Law of Delaware.

         (6) LIQUIDATION, DISSOLUTION, WINDING-UP. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of the Series G Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "Preferred Funds"), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Series G Preferred Shares (other than the Series F Preferred Shares which shall be equal in rank) in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Series G Preferred Share equal to $1,000 (such sum being referred to as the "Liquidation Value"); provided that, if the Preferred Funds are insufficient to pay the full amount due to the holders of Series G Preferred Shares and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Series G Preferred Shares as to payments of Preferred Funds (the "Pari Passu Shares"), then each holder of Series G Preferred Shares and Pari Passu Shares shall receive a percentage of the Preferred Funds equal to the full amount of Preferred Funds payable to such holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights, as a percentage of the full amount of Preferred Funds payable to all holders of Series G Preferred Shares and Pari Passu Shares. The purchase or redemption by the Company of stock of any class in any manner permitted by law, shall not for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other Person, nor the sale or transfer by the Company of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company. No holder of Series G Preferred Shares shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Company other than the amounts provided for herein.

         (7) PREFERRED RATE. All shares of Common Stock shall be of junior rank to all Series G Preferred Shares in respect to the preferences as to distributions and payments upon the liquidation, dissolution, and winding up of the Company. The rights of the Series G Preferred Shares shall be subject to the Preferences and relative rights of the Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock, and Series F Convertible Preferred Stock. Without the prior express written consent of the holders of not less than a majority of the then outstanding Series G Preferred Shares, the

Company shall not hereafter authorize or issue additional or other capital stock (other than the Series F Preferred Shares which shall be equal in rank) that is of senior or equal rank to the Series G Preferred Shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. Without the prior express written consent of the holders of not less than a majority of the then outstanding Series G Preferred Shares, the Company shall not hereafter authorize or make any amendment to the Company's Certificate of Incorporation or bylaws, or make any resolution of the board of directors with the Delaware Secretary of State containing any provisions, which would materially and adversely affect or otherwise impair the rights or relative priority of the holders of the Series G Preferred Shares relative to the holders of the Common Stock or the holders of any other class of capital stock. In the event of the merger or consolidation of the Company with or into another corporation, the Series G Preferred Shares shall maintain their relative powers, designations, and preferences provided for herein and no merger shall result inconsistent therewith.

         (8) RESTRICTION ON DIVIDENDS. If any Series G Preferred Shares are outstanding, without the prior express written consent of the holders of not less than a majority of the then outstanding Series G Preferred Shares, the Company shall not directly or indirectly declare, pay or make any dividends or other distributions upon any of the Common Stock so long as written notice thereof has not been given to holders of the Series G Preferred Shares at least 30 days prior to the earlier of (a) the record date taken for or (b) the payment of any such dividend or other distribution. Notwithstanding the foregoing, this
Section 8 shall not prohibit the Company from declaring and paying a dividend in cash with respect to the Common Stock so long as the Company: (i) pays simultaneously to each holder of Series G Preferred Shares an amount in cash equal to the amount such holder would have received had all of such holder's Series G Preferred Shares been converted to Common Stock pursuant to Section 2 hereof one business day prior to the record date for any such dividend, and (ii) after giving effect to the payment of any dividend and any other payments required in connection therewith including to the holders of the Series G Preferred Shares, the Company has in cash or cash equivalents an amount equal to the aggregate of: (A) all of its liabilities reflected on its most recently available balance sheet, (B) the amount of any indebtedness incurred by the Company or any of its subsidiaries since its most recent balance sheet and (C) 120% of the amount payable to all holders of any shares of any class of preferred stock of the Company assuming a liquidation of the Company as the date of its most recently available balance sheet.

         (9) VOTE TO CHANGE THE TERMS OF SERIES F PREFERRED SHARES. The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting of the holders of not less than 66-2/3% of the then outstanding Series G Preferred Shares, shall be required for any change to this Certificate of Designations or the Company's Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series G Preferred Shares.

         (10) LOST OR STOLEN CERTIFICATES. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock

Certificates representing the Series G Preferred Shares, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Company to convert such Series G Preferred Shares into Common Stock.

         (11) WITHHOLDING TAX OBLIGATIONS. Notwithstanding anything herein to the contrary, to the extent that the Company receives advice in writing from its counsel that there is a reasonable basis to believe that the Company is required by applicable federal laws or regulations and delivers a copy of such written advice to the holders of the Series G Preferred Shares so effected, the Company may reasonably condition the making of any distribution (as such term is defined under applicable federal tax law and regulations) in respect of any Series G Preferred Share on the holder of such Series G Preferred Shares depositing with the Company an amount of cash sufficient to enable the Company to satisfy its withholding tax obligations (the "Withholding Tax") with respect to such distribution. Notwithstanding the foregoing or anything to the contrary, if any holder of the Series G Preferred Shares so effected receives advice in writing from its counsel that there is a reasonable basis to believe that the Company is not so required by applicable federal laws or regulations and delivers a copy of such written advice to the Company, the Company shall not be permitted to condition the making of any such distribution in respect of any Series G Preferred Share on the holder of such Series G Preferred Shares depositing with the Company any Withholding Tax with respect to such distribution, PROVIDED, HOWEVER, the Company may reasonably condition the making of any such distribution in respect of any Series G Preferred Share on the holder of such Series G Preferred Shares executing and delivering to the Company, at the election of the holder, either: (i) if applicable, a properly completed Internal Revenue Service Form 4224, or (a) an indemnification agreement in reasonably acceptable form, with respect to any federal tax liability, penalties and interest that may be imposed upon the Company by the Internal Revenue Service as a result of the Company's failure to withhold in connection with such distribution to such holder.

         IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by ___________________, its ____________________, as of the ______ day of _____________, 2003.

                                           HOMECOM COMMUNICATIONS, INC.

                                           By:
                                                --------------------------------

                                    EXHIBIT I

                          HOMECOM COMMUNICATIONS, INC.
                                CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of HomeCom Communications, Inc. (the "CERTIFICATE OF DESIGNATIONS"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series G Convertible Preferred Stock, $.01 par value per share (the "Series G PREFERRED SHARES"), of HomeCom Communications, Inc., a Delaware corporation (the "COMPANY"), indicated below into shares of Common Stock, $.0001 par value per share (the "COMMON STOCK"), of the Company, by tendering the stock certificate(s) representing the share(s) of Series G Preferred Shares specified below as of the date specified below.

The undersigned acknowledges that any sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series G Preferred Shares shall be made only pursuant to (i) a registration statement effective under the Securities Act of 1933, as amended (the "ACT"), or (ii) advice of counsel that such sale is exempt from registration required by Section 5 of the Act.

                   Date of Conversion:

                   ---------------------------------------------

                   Number of Series G
                   Preferred Shares to be converted
                   ---------------------------------------------

                   Stock certificate no(s). of Series G
                   Preferred Shares to be converted:
                   ---------------------------------------------

Please confirm the following information:

                   Number of shares of Common
                   Stock to be issued:

                   ---------------------------------------------
please issue the Common Stock into which the Series G Preferred Shares are being converted in the following name and to the following address:

                   Issue to:(1)

                   ---------------------------------------------

                   ---------------------------------------------

                   Facsimile Number:

                   ---------------------------------------------

                   Authorization:

                   ---------------------------------------------

                   By:

                   ---------------------------------------------
                   Title:

                   ---------------------------------------------
                   Dated:

                   ---------------------------------------------

ACKNOWLEDGED AND AGREED:

HOMECOM COMMUNICATIONS, INC.

By: ________________________________
Name: ______________________________
Title: _____________________________

Date: ___________________

--------

       (1) If other than to the record holder of the SERIES G Preferred Shares, any applicable transfer tax must be paid by the undersigned.